UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):
May 10, 2004

Commission File No.: 1-956

Duquesne Light Company

Exact name of registrant as specified in its charter

Pennsylvania	25-0451600
State or other jurisdiction of incorporation or organization	IRS Employer Identification No.

411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000
Address of principal executive offices; zip code;

Registrant’s telephone number, including area code:

Item 5.  Other Events.

On May 10, 2004, Duquesne Light Company entered into an underwriting agreement with Banc One Capital Markets, Inc. and Citigroup Global Markets Inc., as Representatives of the Underwriters named therein, for the sale of $200,000,000 aggregate principal amount of Duquesne Light Company’s First Mortgage Bonds 5.70% Series Q due 2014.  Such First Mortgage Bonds were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-112929).

Item 7.  Financial Statements and Exhibits.

1.2                                 Form of Underwriting Agreement dated May 10, 2004 among Duquesne Light and Banc One Capital Markets, Inc. and Citigroup Global Markets Inc., as Representatives of the Underwriters named therein (Registration No. 333-112929)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Company
(Registrant)

Date	May 10, 2004	/s/ William F. Fields
(Signature) William F. Fields Vice President and Treasurer